                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                           FOUNTAINGLEN PROPERTIES LLC

                                       and

                          PACIFIC GULF PROPERTIES INC.

                            DATED AS OF MARCH 1, 2001


                                TABLE OF CONTENTS

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                                                                                  Pages
                                                                                  -----
ARTICLE 1  THE MERGER................................................................2
   1.1     The Merger................................................................2
   1.2     The Closing...............................................................2
   1.3     Effective Time............................................................2

ARTICLE 2  CERTIFICATE AND LIMITED LIABILITY COMPANY AGREEMENT OF
           THE SURVIVING ENTITY......................................................2
   2.1     Certificate of Formation and Limited Liability Company Agreement..........2

ARTICLE 3  DIRECTORS AND OFFICERS OF THE SURVIVING ENTITY............................2
   3.1     Directors.................................................................2
   3.2     Officers..................................................................2

ARTICLE 4  COMPANY STOCK.............................................................3
   4.1     Conversion of Company Stock...............................................3
   4.2     Calculation of Net Working Capital........................................5
   4.3     Post-Closing Adjustments..................................................7
   4.4     Surrender of Certificates Representing Company Common Stock...............7
   4.5     No Effect on Outstanding Membership Interests in Surviving Entity.........8

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................9
   5.1     Existence; Good Standing; Compliance With Law.............................9
   5.2     Authorization, Validity and Effect of Agreements; Dissenter's Rights......9
   5.3     Capitalization...........................................................10
   5.4     Subsidiaries.............................................................11
   5.5     No Violation.............................................................11
   5.6     SEC Documents............................................................12
   5.7     Litigation and Proceedings...............................................13
   5.8     Absence of Certain Changes; Undisclosed Liabilities......................13
   5.9     Taxes....................................................................13
   5.10    Books and Records........................................................16
   5.11    Properties...............................................................16
   5.12    Leases...................................................................19
   5.13    Development Rights.......................................................20
   5.14    Environmental Matters....................................................21
   5.15    Employee Benefit Plans...................................................21
   5.16    Labor Matters............................................................22
   5.17    No Brokers...............................................................22
   5.18    Opinion of Financial Advisor.............................................23
   5.19    Contracts and Commitments................................................23
   5.20    Investment Company Act of 1940...........................................23
   5.21    Certain Payments Resulting From Transactions.............................23
   5.22    State Takeover Statutes..................................................24
   5.23    Rights Plan..............................................................24
   5.24    Insurance................................................................24
   5.25    Intellectual Property....................................................24
   5.26    Liquidating Trust........................................................25

                                      (i)

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                         TABLE OF CONTENTS (Continued)

                                                                                  Pages
                                                                                  -----
ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF BUYER..................................25
   6.1     Existence; Good Standing; Authority; Compliance With Law.................25
   6.2     Authorization, Validity and Effect of Agreements.........................26
   6.3     No Violation.............................................................26
   6.4     Litigation...............................................................26
   6.5     No Brokers...............................................................26
   6.6     Financing................................................................26

ARTICLE 7  COVENANTS................................................................27
   7.1     Solicitation; Negotiations...............................................27
   7.2     Conduct of Businesses....................................................28
   7.3     Proxy Statement, Meeting of Shareholders.................................31
   7.4     Commercially Reasonable Efforts; Filings; Other Action...................32
   7.5     Access to Information; Confidentiality...................................33
   7.6     Publicity................................................................34
   7.7     Expenses.................................................................34
   7.8     Indemnification..........................................................34
   7.9     Employees................................................................35
   7.10    Notification.............................................................35
   7.11    Tax Treatment............................................................35
   7.12    Loans....................................................................35
   7.13    Interests in Subsidiaries................................................35
   7.14    Directors and Officers...................................................35
   7.15    The Formation and Operation of the Liquidating Trust.....................35
   7.16    Company Auditor Comfort Letter...........................................36
   7.17    Transfer and Gains Taxes; Stockholder Demand Letters.....................36
   7.18    Proposed Insurance Policies..............................................36

ARTICLE 8  CONDITIONS...............................................................38
   8.1     Conditions to Each Party's Obligation to Effect the Merger...............38
   8.2     Conditions to Obligations of the Company to Effect the Merger............38
   8.3     Conditions to Obligation of Buyer to Effect the Merger...................38

ARTICLE 9  TERMINATION..............................................................40
   9.1     Termination by Mutual Consent............................................40
   9.2     Termination by Either Buyer or the Company...............................40
   9.3     Termination by the Company...............................................41
   9.4     Termination by Buyer.....................................................41
   9.5     Additional Termination Provisions........................................41
   9.6     Certain Fees Upon Termination and Abandonment............................41
   9.7     Extension; Waiver........................................................43

                                      (ii)


                         TABLE OF CONTENTS (Continued)

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ARTICLE 10 GENERAL PROVISIONS.......................................................43
  10.1     Nonsurvival of Representations, Warranties and Agreements................43
  10.2     Notices..................................................................43
  10.3     Assignment; Binding Effect; Benefit......................................44
  10.4     Entire Agreement.........................................................44
  10.5     Amendment................................................................45
  10.6     Governing Law............................................................45
  10.7     Counterparts.............................................................45
  10.8     Headings.................................................................45
  10.9     Interpretation...........................................................45
  10.10    Extension; Waiver........................................................45
  10.11    Incorporation............................................................46
  10.12    Severability.............................................................46
  10.13    Enforcement of Agreement.................................................46
  10.14    Definitions..............................................................46

                                    EXHIBITS

Exhibit A                Assets to be Transferred to Liquidating Trust
Exhibit B                Employees
Exhibit C                Loans to be Repaid by Buyer
Exhibit D                Form of Liquidating Trust Agreement
Exhibit 4.1(a)(ii)       Sample Net Equity Calculation
Exhibit 4.1(a)(iii)      Sample Net Deposits Calculation
Exhibit 4.1(a)(iv)       Development Budgets
Exhibit 4.2              Sample Net Working Capital Calculation


                                     (iii)

                                  DEFINED TERMS

Accepted Policies.......................Section 7.18(d)
Acquisition Proposal.....................Section 7.1(a)
Affiliate.................................Section 10.14
Agreement .....................................Preamble
Applicable Law............................Section 10.14
best knowledge............................Section 10.14
Board....................................Section 5.2(a)
business day................................Section 1.2
Buyer Disclosure Letter ......................Article 6
Buyer Material Adverse Effect...............Section 6.1
Buyer .........................................Preamble
Cash Consideration....................Section 4.1(a)(i)
Certificate..............................Section 4.1(a)
Chevron Indemnity.......................Section 5.11(o)
Closing Budget.......................Section 4.1(a)(iv)
Closing Date................................Section 1.2
Closing.....................................Section 1.2
Code......................................Section 10.14
Comfort Letter.............................Section 7.16
Commitments.............................Section 5.19(a)
Company Benefit Plans......................Section 5.15
Company Common Stock.....................Section 4.1(a)
Company Development Properties..........Section 5.13(a)
Company Disclosure Letter ....................Article 5
Company Material Adverse Effect..........Section 5.1(a)
Company Personal Property...............Section 5.11(h)
Company .......................................Preamble
Company Preferred Stock.....................Section 5.3
Company Properties......................Section 5.11(a)
Company Reports.............................Section 5.6
Company Shareholder Approval.............Section 5.2(a)
Company Stock Option Plan................Section 4.1(d)
Company Stock Option.....................Section 4.1(d)
Company Subsidiaries.....................Section 5.4(a)
Confidentiality Agreement...................Section 7.5
Construction Contracts..................Section 5.13(b)
Converted Option Shares..................Section 4.1(d)
Debts...................................Section 5.11(k)
Deposit Differential................Section 4.1(a)(iii)
Deposit Target......................Section 4.1(a)(iii)


                                      (iv)

Design and Entitlement Documents........Section 5.13(d)
Development Budget Adjustment........Section 4.1(a)(iv)
Development Budgets..................Section 4.1(a)(iv)
Disputed Amounts.....................Section 4.1(a)(iv)
Distribution Date..........................Section 5.23
DLLCA.......................................Section 1.1
Effective Time..............................Section 1.3
Employee Arrangements......................Section 5.21
Equity Differential..................Section 4.1(a)(ii)
Equity Target........................Section 4.1(a)(ii)
ERISA......................................Section 5.15
Exchange Act.............................Section 5.5(b)
Excluded Shares..........................Section 4.1(a)
Final Date..................................Section 9.2
Governmental Entity.......................Section 10.14
Indemnified Parties......................Section 7.8(a)
Insurance Date..........................Section 7.18(a)
Insurance Policies.........................Section 5.24
Insurance Policy...........................Section 5.24
Intellectual Property Rights............Section 5.25(a)
IRS......................................Section 5.9(a)
knowledge.................................Section 10.14
Leases..................................Section 5.12(a)
Liens....................................Section 5.4(b)
Liquidating Trust .............................Preamble
Litigation Deductible...................Section 7.18(a)
Loan Documents..........................Section 5.11(a)
Long-Term Indebtedness....................Section 10.14
Maintenance Contracts...................Section 5.11(d)
Maryland Courts............................Section 10.6
Meeting..................................Section 7.3(c)
Merger Consideration.....................Section 4.1(a)
Merger......................................Section 1.1
MGCL........................................Section 1.1
MSDW.......................................Section 5.17
Net Deposits........................Section 4.1(a)(iii)
Net Equity...........................Section 4.1(a)(ii)
Net Working Capital......................Section 4.2(a)
NYSE.....................................Section 5.2(b)
Paying Agent.............................Section 4.4(a)
Permitted Exceptions....................Section 5.11(a)
Post-Signing Purchase Agreement..........Section 7.2(c)
Proposed Policies.......................Section 7.18(d)
Proxy Statement..........................Section 5.5(b)
Purchase Agreement......................Section 5.11(p)
Purchase Price...........................Section 4.1(a)
REIT.....................................Section 5.9(b)
Rights Plan................................Section 5.23
SDAT........................................Section 1.3
SEC......................................Section 5.5(b)
Securities Act..............................Section 5.3
Securities Laws.............................Section 5.6
Superior Proposal........................Section 7.1(c)
Surviving Entity............................Section 1.1
Tax Authority............................Section 5.9(a)
Tax Return...............................Section 5.9(a)
Tax Returns..............................Section 5.9(a)
Tax......................................Section 5.9(a)
Taxes....................................Section 5.9(a)
Third Party Provisions.....................Section 10.3
Voting Debt.................................Section 5.3
Working Capital Calculation..............Section 4.2(c)


                                      (v)

                          AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 1, 2001, by and between FountainGlen Properties LLC, a Delaware limited liability company ("Buyer"), and Pacific Gulf Properties Inc., a Maryland corporation (the "Company").

                                    RECITALS

        WHEREAS, the Boards of Directors of the Company and the Buyer have determined that it is in the best interests of their respective companies and shareholders or members for Buyer to merge with and into the Company, and accordingly have agreed to effect the Merger (as defined in Section 1.1) provided for herein upon the terms and subject to the conditions set forth herein;

        WHEREAS, the Company is currently in the process of liquidating its assets, and prior to the date hereof has completed the sale of the majority of its industrial properties portfolio and multifamily properties portfolio to other purchasers and has agreed to transfer, prior to the Closing, any remaining portions of such portfolios to the liquidating trust described herein (the "Liquidating Trust");

        WHEREAS, Buyer and the Company desire to make certain representations, warranties and agreements in connection with the Merger;

        WHEREAS, certain officers of the Company have entered into Voting Agreements and Irrevocable Proxies with Buyer providing that such officers will vote or cause all shares of the Company's capital stock beneficially owned by them to be voted in favor of the Merger;

        WHEREAS, The Prudential Real Estate Companies Fund I, L.P., an affiliate of Buyer, has delivered a commitment letter to the Company;

        WHEREAS, the Merger shall be treated, for federal income tax purposes, as if the Company sold all of its assets held at the Effective Time (as defined in Section 1.3) to Buyer in exchange for the Purchase Price (as defined in
Section 4.1) and the assumption of liabilities of the Company and the Company Subsidiaries (as defined in Section 5.4(a)), to the extent such liabilities are taken into account in determining the purchase price of the Company's assets for income tax purposes, and distributed the Purchase Price to the Company's shareholders in complete liquidation of the Company.

        NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

        1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company shall be merged with and into Buyer in accordance with this Agreement and the separate corporate existence of the Company shall thereupon cease (the "Merger"). Buyer shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Entity"). The Merger shall have the effects specified in Section 3-114 of the Maryland General Corporation Law (the "MGCL") and Section 18-209 of the Delaware Limited Liability Company Act (the "DLLCA").

        1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York, at 9:00 a.m., local time, on the fifth business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith (it being agreed that all such conditions shall remain fulfilled or waived as of the Closing, including the condition set forth in Section 8.3(m), which must be satisfied as of the Closing) or (b) at such other time, date or place as Buyer and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." As used herein, "business day" shall mean a day on which banks are not required or authorized to close in The City of New York.

        1.3 Effective Time. If all the conditions to the Merger set forth in
Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, the parties hereto shall cause Articles of Merger meeting the requirements of the MGCL to be properly executed, verified and delivered for filing in accordance with the MGCL and cause a Certificate of Merger meeting the requirements of the DLLCA to be properly executed, verified and delivered for filing in accordance with the DLLCA on the Closing Date. The Merger shall become effective upon the later of the acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of Maryland (the "SDAT") in accordance with the MGCL, the filing in the office of the Delaware Secretary of State of the Certificate of Merger in accordance with the DLLCA, or at such later time which the parties hereto shall have agreed upon and designated in the Articles of Merger and Certificate of Merger in accordance with the MGCL and the DLLCA as the effective time of the Merger (the "Effective Time").

                                    ARTICLE 2

   CERTIFICATE AND LIMITED LIABILITY COMPANY AGREEMENT OF THE SURVIVING ENTITY

        2.1 Certificate of Formation and Limited Liability Company Agreement. The certificate of formation and limited liability company agreement of Buyer in effect immediately prior to the Effective Time shall be the certificate of formation and limited liability company agreement of the Surviving Entity following the Effective Time, until duly amended in accordance with its terms and applicable law.

                                    ARTICLE 3

                 DIRECTORS AND OFFICERS OF THE SURVIVING ENTITY

        3.1 Directors. The directors of Buyer immediately prior to the Effective Time shall be the directors of the Surviving Entity as of the Effective Time.

        3.2 Officers. The officers of Buyer immediately prior to the Effective Time shall be the officers of the Surviving Entity as of the Effective Time.

                                    ARTICLE 4

                                  COMPANY STOCK

        4.1 Conversion of Company Stock.

        (a) At the Effective Time, each share of common stock, par value $.01 per share, of the Company (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than (i) Company Common Stock held by Buyer or any Company Subsidiary or Affiliate of Buyer and (ii) Company Common Stock held in the Company's treasury (collectively, the "Excluded Shares")) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, upon surrender of the certificate formerly representing such share (a "Certificate") in accordance with Section 4.2, a cash payment equal to the quotient that results when (x) the Cash Consideration (as defined below) as adjusted pursuant to Section 4.3 (as so adjusted, the "Purchase Price"), is divided by (y) the sum of the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, plus the number of Converted Option Shares (as hereinafter defined) (such quotient being the "Merger Consideration"). For the purposes of this Section 4.1(a), the following terms have the meanings set forth below:

            (i) "Cash Consideration" shall mean the sum of (i) Seventy-Eight Million Two Hundred Eighty Thousand Five Hundred Eighty-Six Dollars ($78,280,586), (ii) the Equity Differential, (iii) the Deposit Differential and
(iv) less the Development Budget Adjustment.

            (ii) "Equity Differential" shall mean the amount by which the Company's capitalized costs with respect to the Company Development Properties (as defined herein) and any properties under development by the Company that are acquired between the date hereof and the Effective Time, less any construction loan indebtedness and accrued retentions payable (in each case as determined in accordance with GAAP on the accrual basis of accounting and in accordance with the Company's past practices), calculated as of the Closing Date (the "Net Equity"), varies from Thirty Four Million Six Hundred Seventy-Three Thousand and Five Dollars ($34,673,005) (the "Equity Target"). Exhibit 4.1(a)(ii) sets forth a sample calculation of Net Equity as of January 31, 2001 for reference purposes only. Net Equity shall be determined in a manner consistent with such Exhibit 4.1(a)(ii). If the Net Equity as so calculated exceeds the Equity Target, then the Equity Differential shall be a positive number. If the Net Equity as so calculated is less than the Equity Target, then the Equity Differential shall be a negative number.

            (iii) "Deposit Differential" shall mean the amount by which the Company's deposits and capitalized pre-development costs with respect to the properties under contract for purchase by the Company immediately prior to the Effective Time (in each case as determined in accordance with GAAP on the accrual basis of accounting and in accordance with the Company's past practices), calculated as of the Closing Date (the "Net Deposits"), varies from One Million Dollars ($1,000,000) (the "Deposit Target"). Exhibit 4.1(a)(iii) sets forth a sample calculation of

Net Deposits as of January 31, 2001 for reference purposes only. Net Deposits shall be determined in a manner consistent with such Exhibit 4.1(a)(iii). In calculating Net Deposits, the maximum aggregate amount of nonrefundable deposits and capitalized pre-development costs to be included in such calculation shall be Five Hundred Thousand Dollars ($500,000). If the Net Deposits as so calculated exceeds the Deposit Target, then the Deposit Differential shall be a positive number. If the Net Deposits as so calculated is less than the Deposit Target, then the Deposit Differential shall be a negative number.

            (iv) "Development Budget Adjustment" shall be determined as follows: no earlier than two (2) business days prior to the Closing Date, the Company shall provide the Buyer with its budget, prepared in good faith, for the aggregate development costs of the Company Development Properties (the "Closing Budget"). If the aggregate development costs reflected on such Closing Budget exceeds, by greater than five percent (5%), the aggregate development costs reflected on the development budgets attached hereto as Exhibit 4.1(a)(v) (the "Development Budgets"), then the amount of such excess over such five percent (5%) shall be the Development Budget Adjustment. If the aggregate development costs reflected on such Closing Budget does not exceed, by greater than five percent (5%), the aggregate development costs reflected on the budget delivered by the Company to the Buyer prior to the date hereof, then the Development Budget Adjustment shall be zero.

The Equity Differential and the Deposit Differential shall be determined as of two (2) business days prior to the Closing Date. On such date, the Company shall provide the Buyer with its determination of the Equity Differential and the Deposit Differential. The Buyer and its representatives shall have the right to review and examine all supporting documentation used by the Company in the determination of the Equity Differential and the Deposit Differential. If the Company and the Buyer shall not have agreed to either or both of the Equity Differential and/or the Deposit Differential prior to the Closing Date, then any such disputed amounts (the "Disputed Amounts") shall be deemed to be zero as of the Closing Date, and within thirty (30) days after the Closing Date, Ernst & Young LLP will prepare and present to the Liquidating Trust and the Surviving Entity a calculation of the Disputed Amounts as of two (2) business days prior to the Closing Date. Such calculations shall be binding upon the parties to this Agreement. The fees and disbursements of Ernst & Young LLP incurred in the preparation of such calculations shall be paid equally by the Liquidating Trust and the Surviving Entity.

            (b) As a result of the Merger and without any action on the part of the holder thereof, all shares of Company Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a Certificate representing any shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Merger Consideration in accordance with this Article 4 hereto upon the surrender of such Certificate.

            (c) Each Excluded Share shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired and shall cease to exist without payment of any consideration therefor.

            (d) Each option (a "Company Stock Option") to purchase shares of Company Common Stock granted under the stock option agreements and under the Company's 1993 Share Option Plan (the "Company Stock Option Plan") as set forth on Section 4.1(d) of the Company Disclosure Letter (as hereinafter defined) that is vested and outstanding immediately prior to the Effective Time shall be satisfied and cancelled, at the Effective Time, and, in the case of each such satisfied and cancelled Company Stock Option, each holder thereof shall be entitled to receive from Buyer and Buyer shall deliver or shall cause to be delivered to such holder (subject to any withholding required by law), as soon as practicable but in no event later than ten business days following the Effective Time the amount calculated pursuant to Section 4.1(a) for the number of shares of Company Common Stock calculated using the following formula:

                  X = Y (A-B)
                      -------
                         A

            Where X = the number of shares of Company Common Stock for which the optionholder will be entitled to receive the Merger Consideration (collectively for all optionholders, the "Converted Option Shares").

                  Y = the number of shares of Company Common Stock subject to such Company Stock Option.

                  A = the Merger Consideration.

                  B = the per share exercise price of such Company Stock Option.

            (e) Prior to the Effective Time, the Company shall make any amendments to the terms of the Company Stock Option Plan or any award granted thereunder that are necessary to give effect to the transactions contemplated by
Section 4.1(d) and shall take all necessary steps so that all outstanding Company Stock Options are cancelled as of the Effective Time. Notwithstanding any other provision of Section 4.1(d), delivery of the Merger Consideration may be withheld in respect of any option or award contemplated by Section 4.1(d) until any necessary consents are obtained.

        4.2 Calculation of Net Working Capital.

        (a) As used herein, "Net Working Capital" means, as of the Closing Date, on the accrual basis of accounting and in all cases after giving effect to the contemplated transfer of assets to the Liquidating Trust and without giving effect to the Closing of the Merger or the payment of the Merger Consideration (subject to including the items under Section 4.2(a)(B)), the amount by which
(a) the current assets of the Company and the Company Subsidiaries on such date are greater than (b) the current liabilities. Exhibit 4.2 attached hereto sets forth a current listing of the Company's categories or accounts of assets and liabilities and indicates which of such accounts are to be used, and the manner in which such accounts are to be treated, for the determination of Net Working Capital. In furtherance of the foregoing, for purposes of the determination of Net Working Capital, the parties agree as follows:

(A)      current liabilities shall not include:

                (i) Long-Term Indebtedness (as defined in Article 10 hereof) other than any amounts of Long-Term Indebtedness in excess of Forty-Two Million Nine Hundred Eighty-Seven Thousand Four Hundred and Six Dollars ($42,987,406), which excess shall be included as a current liability;

                (ii) any current liability that, under Section 4.1(a), is included for purposes of determination of the Equity Differential or the Deposit Differential; and

                (iii) payables to Affiliates of the Company or any Company Subsidiary;

(B) current liabilities will include any unpaid costs and expenses of the Company related to (i) the transactions contemplated by this Agreement,
         (ii) the formation of the Liquidating Trust and (iii) the prior sales of the Company's industrial properties portfolio and multifamily properties portfolio of the Company and the Company Subsidiaries on such date, in each such case using practices and procedures consistent with the preparation of the financial statements included in the Company Reports (as defined below). Such costs and expenses shall include, without limitation, the following items to the extent incurred by the Company: transfer taxes; capital gains taxes; the unpaid costs of the director and officer indemnification insurance policies described in Section 7.8(b); provided that, as set forth in Section 7.8(b), the Buyer shall pay $86,000 towards such policies and such amount will therefore not be considered a liability of the Company; the Litigation Deductible (whether or not incurred by the Company, and which amount may be adjusted pursuant to the provisions of Section 7.18(c)); financing fees and other third party consent fees and penalties, financial advisory fees and fees of the Company's auditors other than those set forth in Sections 4.1(a) and 4.2(c) hereof; the Company's legal fees and expenses, environmental, engineering and other due diligence fees and expenses incurred by the Company in connection with the transactions, the costs of preparing the Proxy Statement and soliciting proxy votes, and other fees and expenses incurred by the Company and normally paid by the acquired entity in transactions of this type;

(C)      current assets will not include:

                (i) any current asset that, under Section 4.1(a), is included for purposes of determination of the Equity Differential or the Deposit Differential; and

                (ii) receivables from Affiliates of the Company or any Company Subsidiary.

            (b) Within two (2) business days prior to the Closing Date, the Company will deliver to Buyer an estimate, prepared in good faith, of the Net Working Capital the Company estimates for the Closing Date. The Company shall, and shall cause the Liquidating Trust to, use their respective commercially reasonable efforts to cause the Net Working Capital to equal at least One Million Dollars ($1,000,000) at the Effective Time.

            (c) Within thirty (30) days after the Closing Date, Ernst & Young LLP will prepare and present to the Liquidating Trust and the Surviving Entity a calculation of the Net Working Capital (the "Working Capital Calculation"). The Working Capital Calculation shall be binding upon the parties to this Agreement. The fees and disbursements of Ernst & Young LLP incurred in the preparation of the Working Capital Calculation shall be paid equally by the Liquidating Trust and the Surviving Entity.

         4.3 Post-Closing Adjustments.

         (a) If the Net Working Capital as set forth in the Working Capital Calculation is less than One Million Dollars ($1,000,000), then within five (5) days after the final determination of the Working Capital Calculation, the Liquidating Trust shall pay to Buyer an amount equal to such difference in cash in immediately available funds by wire transfer to a bank account designated in writing by Buyer prior to the due date thereof.

         (b) If, pursuant to Section 4.1(a), there exist any Disputed Amounts at Closing, then, within five (5) days after the final determination of such Disputed Amounts,

                (i) if the Disputed Amounts would have, if determined prior to Closing, resulted in a decrease to Cash Consideration, then the Liquidating Trust shall pay to Buyer an amount equal to the net of the final determination of such Disputed Amounts in immediately available funds by wire transfer to a bank account designated in writing by Buyer prior to the due date thereof; and

                (ii) if the Disputed Amounts would have, if determined prior to Closing, resulted in an increase to Cash Consideration, the Surviving Entity shall pay to the Liquidating Trust an amount equal to the net of the final determination of such Disputed Amounts in immediately available funds by wire transfer to a bank account designated in writing by the Liquidating Trust prior to the due date thereof.

         4.4 Surrender of Certificates Representing Company Common Stock.

         (a) As of the Effective Time, Buyer shall deposit, or shall cause to be deposited, with a paying agent selected by Buyer and reasonably satisfactory to the Company (the "Paying Agent"), for the benefit of the holders of shares of Company Common Stock, in accordance with this Article 4, cash representing the Purchase Price to be allocated pursuant to Section 4.1 and paid pursuant to this
Section 4.4 in cancellation of outstanding shares of Company Common Stock.

         (b) Promptly after the Effective Time, Buyer shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Buyer may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article 4, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be issued to such a transferee if the Certificate representing shares of such Company Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         (c) At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity, they shall be cancelled and exchanged for cash in the amount of the Merger Consideration and unpaid dividends and distributions deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4.

         (d) Any portion of the Merger Consideration held by the Paying Agent and the proceeds of any investments thereof that remains unclaimed by the former shareholders of the Company one year after the Effective Time shall be delivered to the Surviving Entity. Any former shareholders of the Company who have not theretofore complied with this Article 4 shall thereafter look only to the Surviving Entity for payment of the Merger Consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

         (e) None of Buyer, the Company, the Paying Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such reasonable amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent or the Surviving Entity will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

         (g) The Surviving Entity or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration and any other amounts otherwise payable pursuant to this Agreement to any holder of a Certificate, if any, such amount that the Surviving Entity or the Paying Agent determine they are required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the Surviving Entity or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificate in respect of which such deduction and withholding was made by the Surviving Entity or the Paying Agent.

         4.5 No Effect on Outstanding Membership Interests in Surviving Entity. At the Effective Time, each of the then outstanding membership interests in the Surviving Entity will by unaffected by the Merger and remain as outstanding membership interests, continuing to be held by the holders thereof.

                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Buyer, which shall refer to the relevant Sections of this Agreement (the "Company Disclosure Letter"), the Company represents and warrants to Buyer as follows:

         5.1 Existence; Good Standing; Compliance With Law.

         (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Company (a "Company Material Adverse Effect"). The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

         (b) The Company is in compliance, in all material respects, with the order of any court, Governmental Entity, or any Applicable Law to which the Company or any of its properties or assets is subject. The Company has obtained all material licenses, permits and other authorizations and has taken all actions required by Applicable Law in connection with its business as now conducted. The Company is in compliance, in all material respects, with the terms of such licenses, permits and authorizations. True and correct copies of the Company's articles of incorporation and bylaws have been previously delivered or made available to Buyer.

         5.2 Authorization, Validity and Effect of Agreements; Dissenter's
Rights.

         (a) The Company has the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. Subject only to the approval of this Agreement and the transactions contemplated hereby (including the Merger) by the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock (such vote, the "Company Shareholder Approval"), the consummation by the Company of the Merger and the other transactions contemplated by this Agreement has been duly authorized by all requisite corporate action on the part of the Company (including approval by the Company's Board of Directors (the "Board") of (i) such transactions, (ii) the holding of a meeting of shareholders with respect to the Company Shareholder Approval, and (iii) its recommendation, as of the date hereof, that the Company's shareholders approve the Merger). The Company Shareholder Approval is the only vote required of holders of the Company's capital stock in connection with the Merger and the other transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         (b) So long as the Company's Common Stock is listed for trading on the New York Stock Exchange (the "NYSE"), no dissenters' or appraisal rights shall be available with respect to the Merger or the transactions contemplated by this Agreement.

         (c) The Liquidating Trust Agreement is a valid and binding agreement, and after the Effective Time, the Surviving Entity may enforce the terms of the Liquidating Trust Agreement, as a third party beneficiary, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         5.3 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of the date hereof, there were 26,082,506 shares of Company Common Stock issued and outstanding and no shares of Company Preferred Stock issued and outstanding. As of the date hereof, there were outstanding options to purchase an aggregate of 35,000 shares of Company Common Stock, all of which were issued under the Company Stock Option Plan and all of which shall be cancelled or exercised no later than the Effective Time. There are no other plans for the issuance of options to purchase Company Common Stock. The Company has no outstanding bonds, debentures, notes or other obligations (the "Voting Debt") the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. Except for the Company Stock Options and except as set forth in Section
5.3 of the Company Disclosure Letter, there are no issued and outstanding or reserved for issuance options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company or any Company Subsidiary is a party or bound in any case obligating the Company or any Company Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock, Voting Debt or other voting securities of the Company or of any Company Subsidiary, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. All such issued and outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. No current or past holder of any shares of the Company's capital stock has perfected dissenter's rights under the MGCL that have not been finally resolved in connection with any previous transaction consummated by the Company. The Company is not a party to any voting agreement with respect to the Company Common Stock or Company Preferred Stock or any agreement under which a party may require that the Company or the Surviving Entity upon completion of the Merger register any securities under the Securities Act of 1933, as amended (the "Securities Act"). After the Effective Time, the Surviving Entity will have no obligation to issue, transfer or sell any shares of capital stock or other equity interest of the Company or the Surviving Entity pursuant to any Company Benefit Plan (as defined in Section 5.13). Except as set forth in Section 5.3 of the Company Disclosure Letter, all dividends or distributions on securities of the Company or any Company Subsidiary that have been declared or authorized prior to the date of this Agreement have been paid in full.

         5.4 Subsidiaries.

         (a) As used in this Agreement, "Company Subsidiary" or "Company Subsidiaries" means any corporation, partnership, limited liability company, joint venture or other legal entity that the Company controls by acting as general partner of managing member or of which the Company (either directly or through or together with another Subsidiary of the Company) owns 50% or more of the voting stock, value of or other equity interests (voting or non-voting) of such corporation, partnership, limited liability company, joint venture, or other entity. All Company Subsidiaries are set forth in Section 5.4(a) of the Company Disclosure Letter, including the name of each such entity, to the Company's knowledge, the name of each equityholder in each such entity, and the Company's current intention or plans with respect to the redemption or disposition of the interests or investments of each such equityholder (other than the Company) prior to the Closing.

         (b) Each Company Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Company Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Company Material Adverse Effect. Section 5.4(b) of the Company Disclosure Letter sets forth a list of each jurisdiction in which each Company Subsidiary is qualified or licensed to do business and each assumed name under which each such Company Subsidiary conducts business in any jurisdiction. All outstanding shares of capital stock of each Company Subsidiary that is a corporation have been duly authorized, are validly issued, fully paid and nonassessable, are not subject to any preemptive rights, are owned by the Company and/or another Company Subsidiary, except as disclosed in Section 5.4(a) of the Company Disclosure Letter, and are so owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except as disclosed in Section 5.4(b) of the Company Disclosure Letter, all equity interests in each Company Subsidiary that is a partnership, limited liability company, trust or other entity have been duly authorized and are validly issued and are owned by the Company and/or another Company Subsidiary, free and clear of all Liens. The Company has heretofore made available to Buyer complete and correct copies of the articles of incorporation and bylaws or other organizational documents of each of the Company Subsidiaries, each as amended to date.

         5.5 No Violation.

         (a) Except as set forth on Section 5.5(a) of the Company Disclosure Letter, neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof, will (i) conflict with or result in a breach of any provisions of the articles of incorporation or bylaws of the Company or of any Company Subsidiary, (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or, except as otherwise contemplated by Section 4.1(d), accelerate vesting under, the Company Stock Option Plan, or any grant or award made thereunder or (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the payment of a consent fee or penalty or in the termination or in a right of termination or cancellation of, or accelerate the maturity date of the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any Commitment.

         (b) Except as set forth in Section 5.5(b) of the Company Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with or notice to, or permit from any Governmental Entity, is required by or with respect to the Company or any of the Company Subsidiaries in connection with the execution and delivery of this Agreement by the Company or each of the applicable Company Subsidiaries or the consummation by the Company or the applicable Company Subsidiaries of the transactions contemplated hereby or thereby, except for: (i) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement in preliminary and definitive form relating to the meeting of the Company's shareholders held in connection with the Merger (the "Proxy Statement") and (B) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by the SDAT; and (iii) the filing of the Certificate of Merger under the DLLCA and the MGCL.

         5.6 SEC Documents. The Company has delivered or made available to Buyer each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties (including registration statements covering mortgage pass-through certificates) filed with the SEC since January 1, 1999, (collectively, the "Company Reports"). The Company Reports, which were filed, in all material respects, with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Company Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC.

         5.7 Litigation and Proceedings. Except as set forth on Section 5.7 of the Company Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any Governmental Entity to which the Company is a party or by which any of its properties or assets are bound and (ii) no actions, suits or proceedings pending against the Company or, to the knowledge of the Company, threatened in writing against the Company, at law or in equity, or before or by any Governmental Entity that in the case of clauses (i) or (ii) above are reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received written notice of any pending or threatened material investigation or review of the Company or any Company Subsidiary by any Governmental Entity, and, to the Company's knowledge, no such material investigation or review has been threatened by any Governmental Entity.

         5.8 Absence of Certain Changes; Undisclosed Liabilities.

         (a) Except as disclosed in the Company Reports filed with the SEC prior to the date hereof, as contemplated by this Agreement or as disclosed in Section 5.8(a) of the Company Disclosure Letter, since September 30, 2000, the Company has conducted its business only in the ordinary course and there has not been
(i) any Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company capital stock, (iii) any commitment, contractual obligation, borrowing, capital expenditure or transaction entered into by the Company, other than the Loan Documents, Maintenance Contracts, Leases, Construction Contracts, and Commitments otherwise disclosed herein or in the Disclosure Letter, (iv) any change in the Company's capital structure, (v) any material amendment of any employment agreement between the Company and its employees, (vi) any material change in the Company's accounting principles, practices or methods or (vii) any election taken by the Company that would be prohibited by Sections 7.2(a)(i),
(xi), (xv) and (xx) if such Sections applied to the period beginning on October 1, 2000.

         (b) Except as set forth in the Company Disclosure Letter, there are no liabilities of the Company (whether absolute, accrued, contingent or otherwise) other than: (i) any liability reflected on the financial statements included in the Company Reports; (ii) immaterial liabilities (not in excess of $25,000 in the aggregate) not required to be reflected on the financial statements included in the Company Reports; or (iii) liabilities incurred in contemplation of the transactions contemplated by this Agreement, including the continuing liquidation of the Company's assets and the formation of the Liquidating Trust or incurred in the ordinary course of business since the date of the periods reflected in the financial statements included in the Company Reports, which liabilities will either be paid by the Company prior to the Effective Time, be assumed by the Liquidating Trust or be reflected in the Working Capital Calculation to be prepared and presented pursuant to Section 4.2(c).

         5.9 Taxes. (a) Except as set forth on Section 5.9(a) of the Company Disclosure Letter, the Company and the Company Subsidiaries (i) have timely filed all federal Tax Returns, state and local income and franchise Tax Returns and all other material Tax Returns required to be filed by them, or requests for extensions have been timely filed and any such request has been granted and has not expired. All such Tax Returns are true, correct and complete in all material respects. The Company and the Company Subsidiaries have timely paid all Taxes that are due and payable. The most recent audited financial statements contained in the Company Reports reflect an adequate reserve for all material Taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements. The Company and each Company Subsidiary has established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes that have accrued but that are not yet due and payable. The Tax Returns of the Company and the Company Subsidiaries have not been examined or audited by any Taxing Authority except for such examinations or audits that, individually or in the aggregate, are not material. The Company and each of the Company Subsidiaries has disclosed to the Internal Revenue Service ("IRS") all positions taken on its Tax Returns which could give rise to a substantial understatement of tax under Section 6662 of the Code. The Company has not executed or filed with the IRS or any other Taxing Authority any agreement now in effect extending the period for assessment or collection of any Taxes. The Company is not a party to any pending audit, action or proceeding by any Governmental Entity for assessment or collection of Taxes, no claim for assessment or collection of Taxes has been asserted against the Company or any of the Company Subsidiaries and, to the knowledge of the Company, there are no pending or proposed inquiries being made by any Tax Authority with respect to material Taxes or any material Tax Return, including claims by any Tax Authority in a jurisdiction where the Company or any Company Subsidiary do not file Tax Returns but in which any of them may be subject to taxation. True, correct and complete copies of all income or franchise Tax Returns filed by the Company and all communications relating thereto have been delivered to Buyer or made available to representatives of Buyer. As used in this Agreement, "Tax" or "Taxes" shall include all federal, state, local and foreign income, property, sales, use, occupancy, transfer, recording, withholding, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto. As used in this Agreement, "Tax Return" or "Tax Returns" shall include all original and amended returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax Authority in any jurisdiction. For purposes of this Agreement, "Tax Authority" shall mean the IRS and any other domestic or foreign bureau, department, entity, agency or other Governmental Entity responsible for the administration of any Tax.

         (b) The Company (i) has elected to be taxed as a real estate investment trust (a "REIT") within the meaning of the Code commencing with its first taxable year, which ended December 31, 1994, (ii) has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all taxable years commencing with its taxable year ended December 31, 1994 through its taxable year ended December 31, 1999, (iii) has operated since December 31, 1999 and will operate through the Closing Date (up to and including the Merger) in such a manner so as to qualify as a REIT for its taxable year ending as a result of the Merger and (iv) has not taken or omitted to take any action that could reasonably be expected to result in a loss of its status as a REIT, and no challenge to the Company's status as a REIT by any Tax Authority is pending or, to the Company's knowledge, threatened.

         (c) Each Company Subsidiary that is a partnership or limited liability company or files Tax Returns as a partnership for federal income tax purposes has since its acquisition by the Company been classified for federal income tax purposes as a partnership or disregarded entity and not as an association taxable as a corporation or a publicly traded partnership within the meaning of
Section 7704(b) of the Code.

         (d) The Board adopted a plan of liquidation on September 14, 2000, which was approved by the shareholders of the Company on November 9, 2000, and the Company has made distributions to its shareholders of a portion of the proceeds of sales of assets occurring following the adoption of such plan of liquidation.

         (e) Since December 31, 1999, the Company has incurred no liability for any material Taxes under Sections 857(b), 860(c) or 4981 of the Code, or IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5T, including, without limitation, any material Tax arising from a prohibited transaction described in
Section 857(b)(6) of the Code, and neither the Company nor the Company Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business and other than transfer and similar Taxes arising from sales of property. No event has occurred, and no condition or circumstance exists, which could reasonably be expected to result in any Tax described in the preceding sentence being imposed on the Company or any Company Subsidiary. The sale of the Company's assets pursuant to the Merger and the transfer of assets to the Liquidating Trust will not cause the Company to fail to qualify as a REIT under Section 856(c)(2) or (3) of the Code for the taxable year ending as a result of the Merger.

         (f) All material Taxes that the Company or any of the Company Subsidiaries was required to withhold, including material Taxes required to have been withheld in connection with amounts owing to any employee, independent contractor, creditor, shareholder or other third party and sales, gross receipts and use Taxes, have been withheld and paid over to the proper Governmental Entities to the extent required.

         (g) There are no Tax liens on the assets of the Company or the Company Subsidiaries except for statutory liens for Taxes not yet due.

         (h) Except as set forth in Section 5.9(h) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries have made any payments, are obligated to make any payments, or are parties to an agreement that could obligate them to make any payments that will not be deductible under
Section 280G of the Code.

         (i) The Company is a "United States Person" within the meaning of
Section 1445(f)(3) of the Code.

         (j) Other than withholding Taxes incurred in the ordinary course of business that have been properly withheld but are not yet required to be deposited with the Tax Authority, the Company does not have any material liability for the Taxes of any person other than the Company and the Company Subsidiaries, and the Company Subsidiaries do not have any material liability for the Taxes of any person other than the Company and the Company Subsidiaries,
(A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise. Neither the Company nor any of the Company Subsidiaries is a party to, nor has any liability under (including liability with respect to any predecessor entity), any indemnification, allocation or sharing agreement with respect to Taxes.

         (k) Neither the Company nor any of the Company Subsidiaries holds any asset that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

         (l) Neither the Company nor any of the Company Subsidiaries has failed to distribute realized net capital gains designated as capital gain dividends pursuant to Section 857(b)(3) of the Code on or prior to the last day of the Company's taxable year to which such designation relates.

         (m) To the knowledge of the Company, the Company is a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code.

         5.10 Books and Records.

         (a) The books of account and other financial records of the Company are in all material respects true, complete and correct and have been maintained in accordance with good business practices.

         (b) The minute books and other records of the Company have been made available to Buyer, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the shareholders, members and directors and any committees of the Board of Directors of the Company.

         5.11 Properties.

         (a) The Company owns fee simple title to each of the real properties identified in Section 5.11(a) of the Company Disclosure Letter (the "Company Properties") and all buildings and other improvements located thereon, which are all of the real estate properties that will be owned by the Company at the Closing. To the best of the Company's knowledge, the Company Properties are not subject to any liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title other than
(i) those shown on the preliminary title reports, commitments and policies that are enumerated on Section 5.11(a) of the Company Disclosure Letter, or (ii) on the surveys delivered to the Buyer, (iii) as otherwise described in Section 5.11(a) of the Company Disclosure Letter, and (iv) real estate taxes not yet due and payable ("collectively, "Permitted Exceptions").

         (b) Valid policies of title insurance have been issued insuring the Company's fee simple title to the Company Properties in amounts at least equal to the purchase price thereof, subject only to the matters set forth therein or in the Company Disclosure Letter, and such policies are, at the date hereof, in full force and effect and there are no pending claims against, nor, to the best of the Company's knowledge, any basis for the assertion of any claim under, any such policy. The Company will not cause any such policy to cease to be in full force and effect after the date hereof and prior to the Closing Date. Set forth in Section 5.11 (b) of the Company Disclosure Letter is a true, complete and accurate list of all Title Insurance Policies, the date and amounts thereof, and all amendments and modifications thereto, true, complete and accurate copies of which were previously provided by the Company to the Buyer.

         (c) Except as set forth in Section 5.11(c) of the Company Disclosure Letter, the Company has received no written notice that the Company Properties or their current use and operation are in material violation of any Applicable Law.

         (d) Set forth in Section 5.11(d) of the Company Disclosure Letter is a true, correct and complete list of all material contracts and agreements relating to the management, maintenance, repair or operation of the Company Properties and an identification of the Company Properties to which they relate (the "Maintenance Contracts"). Except as set forth in Section 5.11(d) of the Company Disclosure Letter, all Maintenance Contracts are in full force and effect, and the Company (i) has performed all material obligations required to be performed thereunder, (ii) is not in default under any of the Maintenance Contracts, (iii) no amounts due thereunder remain unpaid, and (iv) except as otherwise noted in Section 5.11(d) of the Company Disclosure Letter, each of the Maintenance Contracts are terminable upon no more than sixty (60) days prior written notice, without penalty or premium.

         (e) Except as set forth in Section 5.11(e) to the Company Disclosure Letter, the Company has received no written notice of any (i) condemnation, environmental, zoning or other land-use proceedings, instituted or threatened, against the Company Properties or (ii) special assessment proceedings affecting the Company Properties.

         (f) Except as set forth in Section 5.11(f) to the Company Disclosure Letter, the Company has received no written notice of any material litigation or arbitration, instituted or intended to be instituted, against the Company Properties or against the Company as owner of the Company Properties.

         (g) Section 5.11(g) of the Company Disclosure Letter sets forth a complete list of the consents and/or waivers required with respect to the consummation of the transactions contemplated hereby to the extent related to the Company Properties, including the Construction Contracts, and describes all rights of first refusal or options to purchase any Company Property, any portion thereof or interest therein.

         (h) Section 5.11(h) of the Company Disclosure Letter is a true, correct and complete list of each article of personal property worth more than $2,000 owned by the Company and used in, or necessary for, the operation of the Company Properties other than the Company Development Properties, except for articles of personal property located within tenant units and used in conjunction therewith, including without limitation household appliances ("Company Personal Property"). To the best of the Company's knowledge and except as set forth in Section 5.11(h) to the Company Disclosure Letter, all Company Personal Property is free of material defects.

         (i) Except as may be included within the Permitted Exceptions and except as set forth in Section 5.11(i) to the Company Disclosure Letter, all work to be performed, payments to be made and actions to be taken by the Company prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to the Company Properties other than the Company Development Properties such as, without limitation, local improvement district, road improvement district or environmental mitigation, has been performed, paid or taken, as the case may be, and the Company is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

         (j) Except as may be included within the Permitted Exceptions and except as set forth on financial statements delivered to the Buyer by the Company or, with respect to amounts not more than thirty (30) days past due that are related to ongoing work conducted in the ordinary course of business, all charges for labor, materials or other work of any kind furnished in connection with the construction, improvement, renovation or rehabilitation of any of the Company Properties or any portion thereof which are due and payable have been paid in full. Except as may be included within the Permitted Exceptions, the Company has received no notice of the execution or recording of any lien claim against any of the Company Properties. Except as may be included in the Permitted Exceptions and except for regular notices from the property tax assessor for customary real estate tax purposes and items collected therewith,
(i) the Company has not received written notice of any pending liens against any of the Company Properties by any Governmental Entity, and (ii) no special assessments have been imposed against any of the Company Properties.

         (k) Section 5.11(k) of the Company Disclosure Letter is a true, correct and complete list of each promissory note, mortgage, deed of trust, indenture, loan agreement security agreement, assignment or other agreement evidencing, governing or securing indebtedness (the "Debts") encumbering or secured by, in whole or in part, any of the Company Properties (collectively, the "Loan Documents"), and none of the Loan Documents have been amended or modified except as set forth in Section 5.11(k) of the Company Disclosure Letter. True, correct and complete copies of all of the Loan Documents have been delivered to the Buyer by the Company. Section 5.11(k) of the Company Disclosure Letter accurately sets forth the outstanding principal balance and last interest payment date with respect to each of the Debts, each as of the date hereof. The Company has no knowledge, and has received no written notice, that (a) there is any monetary or other material default under any of the Loan Documents, or (b) any act or omission has occurred that with the passage of time or the giving of notice, or both, would constitute a monetary or other material default under any of the Loan Documents. Except as set forth in Section 5.11(k) of the Company Disclosure Letter, (i) no consents to the transaction contemplated hereby are required by any of the Loan Documents and (ii) no fees or prepayment penalties will be incurred or paid in connection with the transaction contemplated hereby.

         (l) To the knowledge of the Company, no material adverse change has occurred to the structural integrity or the building systems of the buildings located on the Company Properties after the date upon which the Buyer conducted its inspection of the Company Properties.

         (m) The Company has received no written notice of any claim asserted by any purchaser of properties disposed of by the Company within the last twenty four (24) months.

         (n) The Company has received no written notice of any claim asserted by prior lenders relating to mortgages which encumbered any of the real property previously sold by the Company, each of which, except as otherwise set forth in
Section 5.11(n) of the Company Disclosure Letter, have been released prior to the date hereof.

         (o) The Company has delivered to Buyer true, correct and complete copies of the documentation the Company possesses with respect to (i) the Land Development Properties Asset Sale Agreement between Chevron Land Development Company, Pacific Coast Homes, Huntington Beach Company, Mansion Properties, Inc., Chevron U.S.A. Inc. and MS Vickers L.P., PLC, dated December 7, 1995 (the "Chevron Indemnity"), (ii) the Letter Agreement between Rockwell International Corporation and Koll Management Services, dated June 16, 1992, as amended by Letter dated May 19, 1994, and (iii) the Environmental Matters Agreement between Shea Vickers Development, LLC and American Housing Partners, Inc., dated July 13, 1999. Except as previously disclosed to Buyer, the Company has no reason to believe that such agreements are not enforceable in accordance with their terms.

         (p) Section 5.11(p) of the Company Disclosure Letter is a true, correct and complete list of each agreement to acquire real property entered into by the Company or its affiliates and not consummated or terminated as of the date hereof (the "Purchase Agreements"). True, correct and complete copies of the Purchase Agreements have been delivered by the Company to the Buyer. Each of the Purchase Agreements is in full force and effect, and the Company has not received written notice that there is any monetary or other material default under any of the Purchase Agreements.

         (q) Section 5.11(q) of the Company Disclosure Letter is a true, correct and complete list of each agreement pursuant to which the Company has sold real property to any third party since December 31, 1999.

         (r) As of the Closing, the Trust Property Liabilities (as defined in the Liquidating Trust Agreement) will have been assigned or transferred to Liquidating Trust and any assets listed on Exhibit A hereto that are sold or transferred prior to the Closing will be sold or transferred in accordance with the terms of Section 7.2 hereof.

         5.12 Leases.

         (a) The only tenant leases and amendments thereto ("Leases") in force for the Company Properties are listed on the rent rolls attached as Section 5.12(a) to the Company Disclosure Letter, which rent rolls are accurate, complete and current as of the date thereon. Such rent rolls together with
Section 5.12(c) reflect (i) the monthly rents payable by the tenants under the Leases; (ii) the expiration dates of the Leases and any renewal terms or options granted; (iii) the amount of security deposit being held by the Company; (iv) any unfulfilled rent or other concessions; (v) any arrearage in the payment of rent; and (vi) rental prepayments in excess of one month. The Company has made available to Buyer a true, correct and complete copy of each of the Leases, each of which, in the case of apartment leases, are customary and on a standard form previously delivered to the Buyer. No portion of any Company Property is subject to rent control, stabilization or regulation (except for the Company Properties that are subject to Fannie Mae bond financing, the Fountains at Laguna Woods property which is subject to the provisions of a note and deed of trust with Savings Association Mortgage Company, and the Company Properties which are subject to agreements that are referenced in the title reports, commitments or policies that are enumerated in
Section 5.11(a) of the Company Disclosure Letter). The only Leases executed by the Company since the date of such rent rolls have been executed in the ordinary course of business.

         (b) Except as set forth on Section 5.12(b) of the Company Disclosure Letter, there are no Company Properties that are subject to or encumbered by any lease accounting for 1% or more of the Company's rental revenues attributable to such Company Properties, taken as a whole, for the most recent period reflected in the financial statements included in the Company Reports.

         (c) To the best of the Company's knowledge and except as set forth on
Section 5.12(c) to the Company Disclosure Letter, the Company has received no written notice that any current tenant of a Company Property has either filed or been the subject of any filing of a petition under any federal or state bankruptcy or insolvency laws.

         5.13 Development Rights.

         (a) The Company Properties currently under development (the "Company Development Properties") are listed on Section 5.13(a) of the Company Disclosure Letter.

         (b) Set forth in Section 5.13(b) of the Company Disclosure Letter is a list of all material agreements entered into by the Company relating to the development of the Company Development Properties or the construction of improvements thereon ("Construction Contracts"). The copies of such Construction Contracts, all of which have previously been delivered or made available to Buyer are true, correct and complete. Each of the Construction Contracts is in full force and effect and has not been assigned, transferred, conveyed, encumbered, pledged or hypothecated. The Company holds the legal right, title and interest in and to the Construction Contracts and same shall be owned by the Surviving Entity at Closing, provided any consent or approval reflected in
Section 5.11(g) is obtained. Set forth in Exhibit 4.1(a)(iv) is the current budget for each of the Company Development Properties.

         (c) Except as set forth in Section 5.13(c) to the Company Disclosure Letter, (i) each of the Company Development Properties are served by all utilities required for the contemplated use thereof; and (ii) the Company Development Properties are serviced by public water and sewer systems.

         (d) Set forth in Section 5.13(d) of the Company Disclosure Letter is a list of all material plans, drawings and specifications, permits, licenses, approvals and consents relating to the construction of the improvements on the Company Development Properties (collectively, "Design and Entitlement Documents") relating to the construction of improvements thereon. The copies of such Design and Entitlement Documents, all of which have previously been delivered or made available to Buyer are true, correct and complete. Each of the Design and Entitlement Documents is in full force and effect and has not been assigned, transferred, conveyed, encumbered, pledged or hypothecated. The Company holds the legal right, title and interest in and to the Design and Entitlement Documents and same shall be owned by the Surviving Entity at Closing provided any consent or approval reflected in Section 5.11(g) is obtained. Except as set forth in Section 5.13(d) of the Company Disclosure Letter, and except for permits that are ministerial in nature, to the best of the Company's knowledge no consent or other approvals are required in connection with the construction of any Company Development Property.

         (e) The Development Budget for each of the Company Development Properties sets forth all material amounts expended and estimated to be expended by the Company with respect to such Property. To the best of the Company's knowledge, the Development Budget for each of the Company Development Properties includes all material amounts required to complete the construction of such Property in compliance with Applicable Law and to otherwise prepare such Property for lease-up and occupancy.

         (f) The Net Equity calculation set forth on Exhibit 4.1(a)(ii) and the Net Deposit calculation set forth on Exhibit 4.1(a)(iii) are, in all material respects, true, correct and complete calculations as of January 31, 2001.

         5.14 Environmental Matters. The Company has provided Buyer with copies of all environmental studies, assessments and reports in its possession pertaining to the Company Properties and any real estate properties sold by the Company after December 31, 1999 and, except as disclosed in such reports and to the actual knowledge of the Company, the Company has not caused or permitted (a) the unlawful material presence of any Hazardous Materials on any of the Company Properties and any real estate properties sold by the Company after December 31, 1999, or (b) any material unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Company Properties and any real estate properties sold by the Company after December 31, 1999, in each case as a result of any construction on or operation and use of such properties. To the Company's knowledge, in connection with the construction on or operation and use of the Company Properties and any real estate properties sold by the Company after December 31, 1999, the Company has complied, in all material respects, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

         5.15 Employee Benefit Plans. All employee benefits plans and other benefit programs, policies and arrangements covering employees of the Company or any ERISA Affiliate (as defined below) during the six year period ending on the date hereof (the "Company Benefit Plans") are listed in the Company Disclosure Letter. True and complete copies of the Company Benefit Plans have been made available to Buyer. To the extent applicable, the Company Benefit Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. Neither any Company Benefit Plan nor any fiduciary thereof nor the Company has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the knowledge of the Company, there are no pending or anticipated claims against or otherwise involving any of the Company Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which would not have a Company Material Adverse Effect. All material contributions required to be made as of the date hereof to the Company Benefit Plans have been timely made or provided for. Neither the Company nor any ERISA Affiliate has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). The Company does not maintain or contribute to any plan, program, policy or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits or supplemental pension benefits to any employee or former employee upon his retirement or termination of employment, except as required under Section 4890B of the Code, and the Company has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. Except as set forth in Section 5.15 of the Company Disclosure Letter, (i) no Company Benefit Plan is or has been covered by Title IV of ERISA or Section 412 of the Code, (ii) the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional subsequent events) constitute an event under any benefit plan, program, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee, director or consultant of the Company, or otherwise result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code with respect to a current or former employee of the Company, (iii) no stock or other security issued by the Company is part of the assets of any Company Benefit Plan, and (iv) there are no severance agreements, noncompetition agreements or employment agreements between the Company and any employee of the Company. There are no Company Benefit Plans which do not have a termination date (within the meaning of ERISA Section 4041(a)(2)) prior to the date hereof and which are or ever have been subject to Title IV of ERISA, and there is no and will not be any material liability to the Company or any of its ERISA Affiliates arising in connection with the maintenance or termination of any Company Benefit Plan with a termination date prior to the date hereof. For purposes of the
Section 5.15 "ERISA Affiliate" shall mean each entity, whether or not incorporated, under common control with the Company pursuant to Code Section 414(b), (c), (m), or (o).

         5.16 Labor Matters. The Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company relating to its business. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company.

         5.17 No Brokers. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained Morgan Stanley Dean Witter ("MSDW") as its financial advisor, pursuant to an engagement letter dated March 28,

2000, a true and correct copy of which has been delivered to Buyer prior to the date hereof. Other than the foregoing arrangement, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         5.18 Opinion of Financial Advisor. The Company has received the opinion of MSDW to the effect that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock pursuant to the Merger is fair to such holders from a financial point of view.

         5.19 Contracts and Commitments.

         (a) Section 5.19(a) of the Company Disclosure Letter sets forth (i) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by security interests in the personal property of the Company and
(ii) each commitment (each, as well as each evidence of indebtedness noted in the preceding clause (i) shall together be defined as "Commitments") entered into by the Company which may result in total payments or liability in excess of $100,000 on an annual basis, other than the Loan Documents, Leases, Maintenance Contracts, Construction Contracts, and tenant reimbursements and leases entered into in the ordinary course. True and correct copies of the foregoing have been previously delivered or made available to Buyer and are listed on the Company Disclosure Letter or included in the Company Reports. Each of the contracts and Commitments described in the preceding sentence is in full force and effect; the Company is not in default respecting any payment obligations under such contracts and Commitments beyond any applicable grace periods; and, to the Company's knowledge, none of the other parties to such contracts and Commitments are in default with respect to any obligations, which individually or in the aggregate are material, thereunder. All joint venture agreements to which the Company is a party are set forth on the Company Disclosure Letter and the Company is not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

         (b) Except as set forth in Section 5.19(b) of the Company Disclosure Letter, there is no confidentiality agreement, non-competition agreement or other contract or agreement that contains covenants that restrict the Company's ability to conduct its business in any location in a manner that is material to the business of the Company or the Company Subsidiaries.

         (c) Except as set forth in Section 5.19(c) of the Company Disclosure Letter, there are no indemnification agreements entered into by and between Company and any director or officer of Company or any of the Company Subsidiaries.

         5.20 Investment Company Act of 1940. The Company is not, and at the Effective Time will not be, required to be registered under the Investment Company Act of 1940, as amended.

         5.21 Certain Payments Resulting From Transactions. Except as set forth in Section 5.21 of the Company Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of the Company or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or the Surviving Entity to amend or terminate any Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. Except as set forth in Section 5.21 of the Company Disclosure Letter, no payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or Company Benefit Plan, as a result of the transactions contemplated by this Agreement, to any officer, director or employee of the Company, will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(l) of the Code.

         5.22 State Takeover Statutes. Assuming that presently or at any time within two years prior to the date hereof (i) Buyer is not and has not been an "interested shareholder" of the Company, and (ii) Buyer has not been an "affiliate of an interested shareholder" of the Company, all within the meaning of Section 3-601 of the MGCL, the Company has taken all action necessary to exempt the transactions contemplated by this Agreement from the operation of any applicable "fair price," "moratorium," "control share acquisition" or any other applicable anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation.

         5.23 Rights Plan. The Merger will not trigger a "Distribution Date" under the Rights Agreement dated as of December 11, 1997, between the Company and Harris Trust Company of California (including any successor plan or other plan or mechanism adopted by the Company that has the effect or purpose of discouraging an acquisition of all or any portion of the Company, whether by means of a merger, tender offer, acquisition of assets or stock, or otherwise, the "Rights Plan"). In the event the Merger would trigger or activate any provision of such Rights Plan, the Company shall take all actions necessary (including action by its Board of Directors) to permit the Buyer to complete the Merger without triggering any such "Distribution Date."

         5.24 Insurance. Set forth in Section 5.24 of the Company Disclosure Letter is a true, correct and complete list of all insurance policies relating to the Company and the Company Properties other than the Title Insurance Policies (as defined below) (each an "Insurance Policy", and collectively referred to as the "Insurance Policies"), true, complete and accurate copies of which were previously provided the Company to Buyer, indicating with respect to each such Insurance Policy, the name of the insureds, the insurer, the premium, the expiration date, the period to which they relate, the deductibles and the amounts of coverage. All Insurance Policies are in full force and effect on the date hereof and the Company has not received any notice of termination of any of the Insurance Policies.

         5.25 Intellectual Property.

         (a) Section 5.25 of the Company Disclosure Letter sets forth a complete and correct list of each patent, patent application and docketed invention, trademark, trade name, trademark or trade name registration or application, copyright or copyright registration or application for copyright registration, servicemark, brand mark or brand name or any pending application related thereto, held by the Company (the "Intellectual Property Rights").

         (b) Except as disclosed in Section 5.25 of the Company Disclosure Letter, the Company has not during the three years preceding the date of this Agreement been a party to any proceeding, lawsuit or litigation, in any such case as to which there is a reasonable possibility of a determination materially adverse to the Company, that involved or may involve a claim of infringement by any person of any Intellectual Property Right. To the knowledge of the Company, no such proceeding, lawsuit or litigation has been threatened.

         (c) Except as set forth in Section 5.25 of the Company Disclosure Letter, the Company either owns the entire right, title and interest in, to and under, or has acquired an express license to use, or has acquired an implied license to use, any and all patents, trademarks, trade names, brand names and copyrights which are material to the conduct of the business of the Company in the manner that such business has heretofore been conducted.

         5.26 Liquidating Trust. The distribution of units of beneficial interest in the Liquidating Trust does not require registration under Section 5 of the Securities Act.

                                   ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Except as set forth in the disclosure letter delivered at or prior to the execution hereof to the Company, which shall refer to the relevant Sections of this Agreement (the "Buyer Disclosure Letter"), Buyer represents and warrants to the Company as follows:

         6.1 Existence; Good Standing; Authority; Compliance With Law. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Buyer taken as a whole (a "Buyer Material Adverse Effect"). Buyer has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as it is now being conducted. Buyer does not have, and at the Closing will not have, any Subsidiaries. Buyer is not in violation of any order of any Governmental Entity, or any Applicable Law, to which Buyer or any of its properties or assets is subject, where such violation would have a Buyer Material Adverse Effect. To the knowledge of Buyer, Buyer has obtained all licenses, permits and other authorizations and has taken all actions required by Applicable Law in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have a Buyer Material Adverse Effect. True and correct copies of Buyer's articles of incorporation, bylaws, certificate of formation, limited liability company agreement, and other organization documents have been previously delivered or made available to the Company.

         6.2 Authorization, Validity and Effect of Agreements. Buyer has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. The consummation by Buyer of this Agreement and the transactions contemplated hereby has been duly authorized by all requisite action on the part of Buyer. This Agreement constitutes the valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         6.3 No Violation. Except as set forth in Section 6.3 of the Buyer Disclosure Letter, neither the execution and delivery by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated hereby in accordance with the terms hereof, will (i) conflict with or result in a breach of any provisions of the articles of incorporation or bylaws of Buyer, (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any order, writ, injunction, decree, law, statute, rule or regulation applicable to Buyer or any of its properties or assets, or (iii) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity, other than the Regulatory Filings or such other filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Buyer from performing its obligations under this Agreement in any material respect.

         6.4 Litigation. There are (i) no orders, injunctions or decrees of any court, arbitrator or Governmental Entity to which Buyer or any of its Subsidiaries is a party or by which any of its properties or assets are bound and (ii) no actions, suits or proceedings pending against Buyer or any of its Subsidiaries or, to the knowledge of Buyer, threatened in writing against Buyer or any of its Subsidiaries at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, all if adversely determined, that in the case of clauses (i) or (ii) above would have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement or would delay or prevent the consummation of the transaction contemplated by this Agreement.

         6.5 No Brokers. Except as set forth in Section 6.3 of the Buyer Disclosure Letter, Buyer has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Other than the foregoing arrangements, Buyer is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         6.6 Financing. Subject to the satisfaction of the conditions specified in the Commitment Letter, Buyer has, or has available to it, all funds necessary to consummate the transactions contemplated by this Agreement.

                                    ARTICLE 7

                                    COVENANTS

         7.1 Solicitation; Negotiations.

         (a) Subject to Section 7.1(b), unless and until this Agreement shall have been terminated in accordance with its terms, the Company agrees and covenants that, except as contemplated by this Agreement (including without limitation, the contemplated transfers to the Liquidating Trust), neither the Company nor any of its respective Company Subsidiaries or Affiliates, shall, and each of them shall direct and cause their respective officers, directors and employees, and shall use commercially reasonable efforts to cause their agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of the Company Subsidiaries), not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer with respect to (i) any merger, consolidation, share exchange, business combination or similar transaction involving the Company (or any of the Company Subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 30% or more of the assets of the Company and the Company Subsidiaries, taken as a whole (measured after the contemplated transfers to the Liquidating Trust), in a single transaction or series of related transactions, or (iii) any tender offer or exchange offer for 30% or more of the outstanding equity securities of the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations with, or provide any non-public information or data to, or have any discussions with, any person relating to, an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Section 7.1(a) shall prohibit the Company from engaging in the actions permitted by Section 7.2(b) hereof.

         (b) The Company shall notify Buyer in writing (as promptly as practicable but in any event within 48 hours of its receipt of any Acquisition Proposal) and keep Buyer promptly informed of all developments relating to Acquisition Proposals (including the identity of the parties, the price and other terms thereof) which it or any of the Company Subsidiaries or any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative of the Company may receive relating to any of such matters and shall, subject to attorney-client privilege with regard to communications between the Company and its counsel, provide Buyer with all written copies of all communication exchanged in connection with any such Acquisition Proposal.

         (c) Notwithstanding anything set forth in this Agreement to the contrary, the Board of the Company may, to the extent required by its fiduciary obligations as determined by such Board in good faith after consultation with outside counsel, furnish information to or enter into discussions or negotiations with any person that makes an unsolicited bona fide Acquisition Proposal, if the Board of the Company determines in good faith that the Acquisition Proposal is reasonably likely to result in a transaction more favorable to the Company's shareholders from a financial point of view than the transactions contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal"). If the Board of the Company is prepared to accept the Superior Proposal, then the Company shall give Buyer 72 hours notice that the Board of the Company is prepared to accept the Superior Proposal, provided that the Company may not definitively accept a Superior Proposal unless the Company concurrently therewith terminates this Agreement pursuant to Section 9.3 and, promptly after such termination, makes the payments required by Section 9.6.

         7.2 Conduct of Business.

         (a) Prior to the Effective Time, except as set forth in Section 7.2(b) and (c), in the Company Disclosure Letter or as otherwise contemplated by this Agreement, unless Buyer has consented in writing thereto, the Company:

                (i) shall use its reasonable efforts to preserve intact its business organization and goodwill and to keep available the services of its respective officers and employees;

                (ii) shall confer on a regular basis with one or more representatives of Buyer to report material operational matters and any proposals to engage in material transactions;

                (iii) shall promptly notify Buyer of the occurrence of any Company Material Adverse Effect or the filing of any order, injunction, decree, lawsuit, investigation, action or proceeding against the Company;

                (iv) shall promptly deliver to Buyer true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                (v) shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                (vi) other than in connection with the Company Development Properties, shall not acquire, enter into an option to acquire or exercise an option or contract to acquire additional real property, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct real estate projects;

                (vii) shall not amend its articles of incorporation or bylaws and shall not materially amend any Loan Documents, Maintenance Contracts, Construction Contracts or Commitments;

                (viii) shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof, issue any shares of its capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (C) materially increase any compensation or severance benefits or enter into or materially amend any employment or severance agreement with any of its present or future officers, employees or directors or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are required by Applicable Law or are less favorable to participants in such plans;

                (ix) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of the Company, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitment for any such action, except for redemptions of limited partner interests in operating partnerships of which the Company is the general partner;

                (x) shall not merge or consolidate with or into another entity, and except as otherwise permitted or contemplated herein, shall not sell, lease, mortgage or otherwise encumber or subject to any Encumbrances or otherwise dispose of (A) any Company Properties or (B) any of its other assets which are, individually or in the aggregate, material;

                (xi) shall use commercially reasonable efforts to maintain the effectiveness of, or to replace with financially responsible insurance companies, the Insurance Policies consistent with the Company's past practice;

                (xii) shall not (A) incur, assume or prepay any indebtedness for borrowed money other than regularly scheduled debt payments in a manner consistent with the Company's past practice, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third party or
         (C) make any material loans, advances or capital contributions to, or investments in, any other person;

                (xiii) other than as contemplated by this Agreement, shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company Reports or incurred in the ordinary course of business consistent with past practice;

                (xiv) shall not enter into any Commitment or make any capital expenditure which may result in total payments or liability by or to it in excess of $300,000, except (A) tenant reimbursements and leases entered into in the ordinary course consistent with past practice and
         (B) capital expenditures in the ordinary course consistent with past practices;

                (xv) shall not make or rescind any material election relating to Taxes, unless such election (A) is required by law, (B) is required to satisfy the Company's obligations under this Agreement, (C) is necessary to preserve the Company's status as a REIT or the partnership status of any of the Company Subsidiaries which files Tax Returns as a partnership for federal tax purposes; or (D) will not adversely affect Buyer;

                (xvi) shall not (A) materially change any of its methods, principles or practices of accounting in effect other than as required by GAAP, (B) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy, or (C) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ended December 31, 1999, except as may be required by the SEC, Applicable Law or GAAP;

                (xvii) shall use commercially reasonable efforts consistent with past practice to preserve its status as a REIT within the meaning of the Code;

                (xviii) shall not elect to treat any portion of the liquidating distribution made in connection with the Merger as a dividend paid in a prior taxable year pursuant to Section 858(a) of the Code, or elect to pay tax on any capital gain realized after January 1, 2000;

                (xix) shall duly and timely file all material Tax Returns and other documents required to be filed with federal, state, local and other Tax Authorities, subject to timely extensions permitted by law, provided such extensions do not adversely affect the Company's status as a qualified REIT under the Code;

                (xx) shall use commercially reasonable efforts to retain the listing of the Common Stock on the NYSE; and

                (xxi) shall not authorize, or commit or agree to take, any actions inconsistent with the foregoing provisions in this Section 7.2.

         (b) The parties acknowledge and agree that the foregoing provisions set forth in Section 7.2(a) and in Section 7.1 shall not restrict, prohibit or impair the Company's rights to effect any of the following in a manner that is not in violation of the provisions of Section 7.15:

                (i) sell, lease, dividend, distribute, mortgage or otherwise encumber or dispose of any or all of the assets described on Exhibit A attached hereto;

                (ii) distribute or dividend to its shareholders, in one or more special distributions, (A) the net proceeds received from any such transactions, (B) any funds described on Exhibit A attached hereto, and
         (C) beneficial interests in the Liquidating Trust; and

                (iii) solicit or initiate discussions with respect to the transactions contemplated by clauses (i) and (ii).

         (c) The parties further acknowledge that the Company intends to negotiate, enter into and deliver purchase agreements with respect to the sale by the Company of the real estate properties set forth on Exhibit A attached hereto (any such agreement signed after the date hereof and before Closing, a "Post-Signing Purchase Agreement"). In such event, (i) the Company shall deliver a copy of the Post-Signing Purchase Agreement to the Buyer and (ii) the Company shall cause the prospective purchaser of the assets contemplated to be transferred under the Post-Signing Purchase Agreement to acknowledge and agree that such purchaser shall have no recourse against the Surviving Entity for claims by such purchaser under any such Post-Signing Purchase Agreement.

         (d) The parties further acknowledge and agree that, to the extent that any of the assets described on Exhibit A attached hereto have not been sold by the Company as of the Closing Date, the Company shall cause such assets to be transferred to the Liquidating Trust in accordance with Section 7.15 hereof.

         7.3 Proxy Statement, Meeting of Shareholders.

         (a) As soon as reasonably practicable after the execution hereof, but in no event prior to the determination if any, of the Accepted Policies, the Company shall prepare and file with the SEC the Proxy Statement for the solicitation of a vote of the Company's shareholders to approve the transactions contemplated hereby. The Proxy Statement shall be in form and substance reasonably satisfactory to Buyer, with indication of such satisfaction not to be unreasonably withheld or delayed. Subject to Section 7.1(c), the Proxy Statement shall include the recommendation of the Board of Directors of the Company that shareholders of the Company vote in favor of the approval and adoption of the Merger and the adoption of this Agreement and the transactions contemplated hereby. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement to the shareholders of the Company. The Company will notify Buyer promptly following the receipt by the Company of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and will supply Buyer with copies of all correspondence between the Company or any of its representatives and the SEC with respect to the Proxy Statement. The Proxy Statement shall comply in all material respects with Applicable Law. The Company shall date the Proxy Statement as of the approximate date of mailing to its shareholders and shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to its shareholders at the earliest practicable date. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, (i) the Company or Buyer, as the case may be, shall promptly inform the other of such occurrences, (ii) the Company shall prepare and file with the SEC such amendment or supplement to the Proxy Statement, in a form reasonably satisfactory to Buyer, with indication of such satisfaction not to be unreasonably withheld or delayed, (iii) each of the Company and Buyer shall use its commercially reasonable efforts to have any such amendment or supplement cleared for mailing, to the extent necessary, to the Company's shareholders as promptly as practicable after such filing and (iv) the Company shall use its commercially reasonable efforts to have any such amendment or supplement mailed to its shareholders at the earliest practicable date.

         (b) Neither the Company nor Buyer shall supply information for inclusion or incorporation by reference in the Proxy Statement that will, at the date mailed to the Company shareholders or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company or the Company Subsidiaries, or with respect to other information supplied by the Company for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall so describe such event, and shall promptly file such amendment or supplement (if required to be filed) with the SEC. The Company shall use its commercially reasonable efforts to cause the Proxy Statement or other information supplied by the Company for inclusion or incorporation by reference therein, to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder.

         (c) The Company shall take all actions necessary in accordance with Maryland law, its articles of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby (the "Meeting"). Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone
(i) the Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company's shareholders in advance of a vote on the transactions contemplated by this Agreement or (ii) the time for which the Meeting is originally scheduled (as set forth in the Proxy Statement), if there are insufficient shares represented, either in person or by proxy, to constitute a quorum necessary to conduct the business of the Meeting; provided that the Company may not adjourn or postpone the Meeting under this clause (ii) for longer than 30 days without the consent of Buyer, which consent shall not be unreasonably withheld.

         (d) The Company will promptly inform Buyer of the results of the Meeting and the satisfaction or non-satisfaction of the condition set forth in
Section 8.1(a).

         7.4 Commercially Reasonable Efforts; Filings; Other Action.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and the Buyer agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger and other transactions contemplated by this Agreement, including: (a) to the extent required, promptly making any required filings with respect to the Merger; (b) cooperating with one another in timely making all filings and timely seeking all consents, approvals, permits or authorizations which are required to be made or obtained prior to the Effective Time from Governmental Entities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; (c) obtaining in writing the consents set forth on Schedule 5.5(a) and any other consents required from third parties that are necessary to effectuate the Merger; in each case, in form reasonably satisfactory to the Company and Buyer, and (d) taking, or causing to be taken, all other actions and doing, or causing to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. For purposes of this Section 7.4, the obligations of the parties hereto to use their "commercially reasonable efforts" to obtain consents, approvals, waivers or exemptions shall not include any obligation by a party without the consent of such party to agree to an adverse modification of the terms of any agreement, arrangement, instrument or understanding, to prepay existing or incur additional obligations to any other party, to incur liabilities or to make payments for such matters. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Buyer and the Company shall take all such necessary action.

         (b) In furtherance of and without limiting the foregoing, the Company agrees that its commercially reasonable efforts under Section 7.4(a) shall include, without limitation:

                (i) using commercially reasonable efforts to obtain the insurance policies set forth in Section 8.3(f); and

                (ii) using commercially reasonable efforts to obtain the consent and acknowledgment of the indemnitor of the Chevron Indemnity, confirming that, following the Closing, the Surviving Entity will be the beneficiary under such indemnification agreement.

         (c) In furtherance of and without limiting the foregoing, the Company agrees that it will effect the redemptions or dispositions of equityholders in the Company's Subsidiaries, as set forth in Section 5.4(a) of the Company Disclosure Letter, to result in 100% ownership of such Subsidiaries by the Company at Closing.

         7.5 Access to Information; Confidentiality. The Company shall, and shall cause each of the Company Subsidiaries to, afford to the Buyer and its officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, Contracts, Commitments, personnel and records and, during such period, the Company shall, and shall each cause of the Company Subsidiaries to, furnish promptly to Buyer
(i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws and (ii) to the extent allowable under Applicable Law, all other information concerning its business, properties and personnel as Buyer may reasonably request. Each of the Company and Buyer will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement between the Company and Buyer dated as of July 19, 2000 (the "Confidentiality Agreement").

         7.6 Publicity. The initial press release relating to this Agreement shall be a joint press release the form of which shall be mutually agreed upon and thereafter the Company and Buyer shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

         7.7 Expenses. Subject to Section 9.6, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         7.8 Indemnification.

         (a) From and after the Effective Time, Buyer shall, and shall cause the Surviving Entity to keep in effect provisions in its articles of incorporation and limited liability company agreement providing for exculpation of director liability and indemnification of directors, officers, employees and agents at least to the extent that such persons are entitled thereto under the articles of incorporation and bylaws of the Company on the date hereof, subject to Maryland law, which provisions shall not be amended, repealed or otherwise modified for a period of five (5) years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the Company (the "Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law; provided, that in the event any claim or claims are asserted or made within such five year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

         (b) For a period of six years after the Effective Time, the Surviving Entity shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Entity may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however that $86,000 of the premiums for such policies shall be paid immediately prior to Closing by Buyer and the remaining premiums due for such policies shall be paid immediately prior to Closing by the Company.

         (c) In the event that the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 7.8, which obligations are expressly intended to be for the irrevocable benefit or, and shall be enforceable by, each Indemnified Party.

         (d) This Section 7.8 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on the Surviving Entity and its representatives, successors and assigns.

         7.9 Employees. Buyer hereby covenants to use commercially reasonable efforts to enter into employment agreements with the individuals listed on Exhibit B attached hereto with respect to the Buyer's retention of the services of such employees after the Closing.

         7.10 Notification. The Company shall give prompt notice to Buyer, if
(i) any representation or warranty made by it contained in this Agreement that is qualified as to its materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

         7.11 Tax Treatment.

         (a) The parties shall treat the Merger for all income tax purposes as a taxable purchase of assets by Buyer, in exchange for the Purchase Price and assumption of the liabilities of the Company and the Company Subsidiaries, to the extent such liabilities are taken into account in determining the purchase price of the Company's assets for income tax purposes, and a liquidating distribution of such Purchase Price to the Company's shareholders within the meaning of Section 562(b)(1) of the Code including, without limitation, filing the Company's final Tax Returns for the period ending on the Effective Time consistent with such treatment, and no party shall take any position inconsistent with such treatment.

         (b) The Company will use its best efforts to preserve its status as a REIT, within the meaning of the Code.

         7.12 Loans. The Buyer shall repay the indebtedness set forth on Exhibit C.

         7.13 Interests in Subsidiaries. The Buyer shall effect the redemption or dispositions of the interests or investments of third parties in subsidiaries of the Company as set forth in Schedule 5.4 of the Company Disclosure Letter.

         7.14 Directors and Officers. On or before the Closing date, the Company shall cause its officers and directors, and the officers and directors of each of the Company Subsidiaries, to submit their resignations from their respective positions and, subject to the approval of voting securityholders, cause the liquidation and dissolution of the Company Subsidiaries listed in Section 7.14 of the Company Disclosure Letter.

         7.15 The Formation and Operation of the Liquidating Trust. Prior to the Effective Time, the Company shall form the Liquidating Trust, substantially in accordance with a trust agreement, the form of which is attached hereto as Exhibit D. The Company agrees that the Company will cause the Liquidating Trust:
(i) to operate, in all material respects, in conformity with the Liquidating Trust Agreement, (ii) to have in place, as of the Closing Date, the excess cash balance in accordance with Section 5.7 of the Liquidating Trust Agreement (and at the Closing, the Company will cause the Liquidating Trust to deliver to Buyer a certificate to that effect), and (iii) to assume the Trust Property Liabilities (as defined in the Liquidating Trust Agreement) and to indemnify the Buyer, in accordance with the terms of the Liquidating Trust Agreement, for such Trust Property Liabilities. The Company agrees that prior to the Effective Time, it will transfer to the Liquidating Trust (a) those Liquidating Trust Assets not previously sold by the Company in accordance with Section 7.2 and (b) the Trust Property Liabilities (as defined in the Liquidating Trust Agreement).

         7.16 Company Auditor Comfort Letter. The Company shall use its reasonable best efforts to cause to be delivered to Buyer a "comfort" letter (the "Comfort Letter") of the Company Auditor, dated and delivered as of and on the Closing Date, and addressed to Buyer, in form and substance reasonably satisfactory to Buyer and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

         7.17 Transfer and Gains Taxes; Stockholder Demand Letters. The Buyer shall, with the Company's good-faith cooperation and assistance, prepare, execute and file, or cause to be prepared, executed and filed, all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement. After the Effective Time, Buyer, on behalf of the Company, shall send the shareholder demand letters required by Treasury Regulation Section 1.857-8 to the appropriate Company shareholders for the Company's taxable year ended on the Closing Date. Buyer shall cause the Company and the Company Subsidiaries to make, or cause to be made, an election under Section 754 of the Code for each Company Subsidiary that is treated as a partnership for federal tax purposes.

         7.18 Proposed Insurance Policies.

         (a) As soon as reasonably practicable after the date hereof, and in no event later than (unless extended by the parties) April 15, 2001 (the "Insurance Date"), the parties shall use their respective commercially reasonable efforts to obtain, from one or more insurance companies with a Bests rating of at least A+, 15, for the benefit of the Surviving Entity, as beneficiary, either commercially reasonable policies or binding commitments therefor in accordance with the following: (1) an insurance policy, in form and substance reasonably satisfactory to Buyer, covering liabilities and costs resulting from any breach of a representation or warranty in this Agreement as if such representations or warranties survived the Closing Date, which policy shall have (i) a liability coverage cap no lower than Ten Million Dollars ($10,000,000); (ii) a retention (or "deductible") figure no greater than Fifty Thousand Dollars ($50,000); and
(iii) a set of coverage exclusions that Buyer, in its reasonable discretion, reasonably finds acceptable; (2) an insurance policy, in form and substance reasonably satisfactory to Buyer, covering liabilities and costs resulting from any environmental liabilities associated with any property which was owned by the Company at any point from January 1, 2000 until Closing, which policy shall have (i) a liability coverage cap no lower than Fifteen Million Dollars ($15,000,000); (ii) a retention (or "deductible") figure no greater than Fifty Thousand Dollars ($50,000); and (iii) a set of coverage exclusions that Buyer, in its reasonable discretion, reasonably finds acceptable; and (3) an insurance policy, in form and substance reasonably satisfactory to Buyer, covering liabilities and costs resulting from any outstanding litigation associated with any property which was owned by the Company at any point from January 1, 2000 until Closing, which policy shall have (i) a liability coverage cap no lower than Ten Million Dollars ($10,000,000); (ii) a retention (or "deductible") figure no greater than One Hundred Thousand Dollars ($100,000) (the "Litigation Deductible"); and (iii) a set of coverage exclusions that Buyer, in its reasonable discretion, reasonably finds acceptable.

         (b) The cost of obtaining the policies and or binding commitments will be at the Company's sole cost and expense, subject to Section 7.18(c).

         (c) On the Insurance Date, the Company may, in its discretion, notify Buyer in writing that the Company has determined that premiums to be charged for such policies are not, taken as a whole, commercially reasonable. If the Company delivers such notice, the Buyer may terminate this Agreement at any time after the expiration of ten (10) business days after the delivery of such notice; provided that the parties, during such ten (10) business day period, shall use their good faith efforts to negotiate in order to make such premiums commercially reasonable. At the end of such ten (10) business day period, Buyer shall notify the Company in writing of its decision to either (i) terminate this Agreement, (ii) pay any premium amounts in excess of commercially reasonable premiums or (iii) adjust the proposed insurance parameters set forth in Section 7.18(a) such that the premiums to be charged for such policies are, taken as a whole, commercially reasonable.

         (d) On the Insurance Date, the Company shall notify Buyer of the proposed terms of the insurance policies (the "Proposed Policies"), and shall supply Buyer with written documentation prepared by the proposed insurance companies, which terms shall specify in reasonable detail the proposed limits on and scope of the insurance coverage, a description of any coverage exclusions and other terms including the deductible, coverage limits and premium costs. Within a five (5) business day period after the delivery of such notice and such written documentation, Buyer shall notify the Company in writing whether or not it agrees that the Proposed Policies will satisfy the parameters set forth in
Section 7.18(a). If the Buyer fails to deliver such notice it shall be deemed to have accepted such Proposed Policies. If the Buyer notifies the Company in writing that the Proposed Policies do not satisfy the parameters set forth in
Section 7.18(a), the parties, during the period ending ten (10) business days after the delivery of Buyer's notice, shall use their good faith efforts to negotiate in order to make such Proposed Policies reasonably acceptable to Buyer. At the end of such ten (10) business day period, Buyer shall notify the Company in writing of its decision to, in its discretion, either (i) terminate this Agreement or (ii) accept the terms of the Proposed Policies. The Proposed Policies, in the form as may be accepted by Buyer under the terms of this
Section 7.18(d) shall be defined herein as the "Accepted Policies."

         (e) The Buyer may terminate this Agreement if the Accepted Policies are not in place on the date otherwise scheduled for the Closing of the Merger under this Agreement, or if the Company fails to deliver, on the Insurance Date, the notice and other information described in Section 7.18(d).

                                    ARTICLE 8

                                   CONDITIONS

         8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) The Company Shareholder Approval shall have been obtained.

         (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

         (c) All required approvals of Governmental Entities shall have been obtained.

         8.2 Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Company:

         (a) Buyer shall have performed, in all material respects, its respective agreements contained in this Agreement required to be performed on or prior to the Closing Date and, at the Closing, Buyer shall have delivered to the Company a certificate to that effect, executed by an executive officer of Buyer.

         (b) The representations and warranties of Buyer contained in this Agreement shall be true and correct, in all material respects, at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specially relate to an earlier date, in which case such representations shall be true and correct as of such earlier date) and, at the Closing, Buyer shall have delivered to the Company a certificate to that effect, executed by an executive officer of Buyer.

         (c) Buyer shall have delivered to the Company a certificate of the secretary of Buyer certifying the certificate of formation and limited liability company agreement of Buyer and the resolutions of the Board of Directors or members of Buyer with respect to the Merger.

         8.3 Conditions to Obligation of Buyer to Effect the Merger. The obligations of Buyer to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by
Buyer:

         (a) The Company shall have performed, in all material respects, its agreements contained in this Agreement required to be performed on or prior to the Closing Date and, at the Closing, the Company shall have delivered to the Buyer a certificate to that effect, executed by an executive officer of the Company.

         (b) The representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date) and, at the Closing, the Company shall have delivered to the Buyer a certificate to that effect, executed by an executive officer of the Company. Notwithstanding the foregoing sentence, this condition shall be considered to have been satisfied in full, if the aggregate of all breaches of the representations and warranties of the Company and of the Company's agreements do not result in damages or losses incurred or to be incurred by Buyer that equal or exceed One Million Dollars ($1,000,000).

         (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the Company that would have a Company Material Adverse Effect other than any such change that results from a decline or deterioration in general economic conditions or in conditions in the real estate markets in which the Company operates.

         (d) Prior to the Effective Time, the Company shall have complied with
Section 7.15 hereof.

         (e) The consents and waivers from third parties set forth on Schedule 5.5(a) and any other consents necessary to effectuate the Merger arising after the date hereof from third parties shall have been obtained.

         (f) The Accepted Policies will be obtained by the Company and will be in effect.

         (g) PGP Partners, Inc. and the Company shall have entered into (or the Surviving Entity shall have had assigned to it) an agreement providing, for a term expiring in June, 2002, for the sharing of common administrative costs, in form and substance reasonably acceptable to Buyer.

         (h) The Company shall have delivered to the Buyer a certificate of the Secretary of the Company certifying the articles of incorporation and bylaws of the Company and the resolutions of the Board and officers of the Company and of each Company Subsidiary, in each case effective as of the Merger.

         (i) The Company shall have delivered to Buyer a certification of non-foreign status described in Treasury Regulation Section 1.1445-2(b)(2).

         (j) Buyer shall have received an opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, dated the Closing Date and in form and substance reasonably satisfactory to the Buyer, opining as to (i) the continued status of the Surviving Entity as a REOC immediately following the Effective Time, (ii) the distribution of units of beneficial interest in the Liquidating Trust did not require registration under Section 5 of the Securities Act and (iii) that, after the Effective Time, the Liquidating Trust Agreement is a valid and binding agreement and the Surviving Entity may enforce the terms of the Liquidating Trust Agreement, as a third party beneficiary, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. Buyer shall have received an opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, in form and substance reasonably satisfactory to the Buyer, to the effect that commencing with its taxable year ended

December 31, 1994, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that its current and proposed method of operation, taking into account the effects of the Merger, will enable the Company to continue to meet the requirements for qualification and taxation as a REIT through the taxable year of the Company ending as a result of the Merger.

         (k) The Company shall have assigned to the Liquidating Trust all of its rights and obligations under that certain Management Agreement, dated as of November 22, 2000, by and between the Company and PGP.

         (l) If, as of immediately prior to the Closing, the shares of Company Common Stock are not listed on the NYSE, holders of no more than three percent (3%) of the Company Common Stock shall have perfected dissenters' rights; provided, however, that if at such time the shares of Company Common Stock are listed on the NYSE, this clause (m) will not be a condition to Buyer's obligation to effect the Merger.

         (m) Glenn L. Carpenter and one of the three individuals listed in the second column of Exhibit B (or such persons who shall be deemed replacements for such individuals, which replacements shall be approved by Buyer, such approval not to be unreasonably withheld) shall have entered into employment agreements with the Surviving Entity and shall have performed the obligations to be performed by them thereunder as of the Closing Date.

                                    ARTICLE 9

                                   TERMINATION

         9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of the Company, by the mutual written consent of Buyer and the Company.

         9.2 Termination by Either Buyer or the Company. This Agreement may be terminated and the Merger may be abandoned by action of either the Company or the Buyer if (a) the Merger shall not have been consummated by August 30, 2001 (the "Final Date") or (b) either (i) a meeting of the Company's shareholders shall have been duly convened and held and the Company Shareholder Approval required by Section 8.1(a) shall not have been obtained at such meeting or at any adjournment thereof or (ii) the Company Shareholder Approval shall not have been obtained by two days prior to such Final Date, or (c) a United States federal or state court of competent jurisdiction or United States Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such order, decree, ruling or injunction; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement.

         9.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of the Company:

         (a) in accordance with Section 7.1(c); provided, however, that in order for the termination of this Agreement pursuant to this Section 9.3(a) to be deemed effective, the Company shall have complied with all provisions contained in Section 7.1, including the notice provisions therein, and with applicable requirements, including the payment of all amounts due under Section 9.6;

         (b) if there has been a breach by Buyer of any representation or warranty contained in this Agreement such that the condition specified in
Section 8.2(b) would be incapable of being satisfied by the Final Date; or

         (c) if there has been a breach by Buyer of any of the covenants or agreements set forth in this Agreement such that the condition set forth in
Section 8.2(a) would be incapable of being cured by the Final Date.

         9.4 Termination by Buyer. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Buyer:

         (a) if there has been a breach by the Company of any representation or warranty contained in this Agreement such that the conditions specified in
Section 8.3(b) would be incapable of being satisfied by the Final Date;

         (b) there has been a breach by the Company of any of the covenants or agreements set forth in this Agreement such that the condition set forth in
Section 8.3(a) would be incapable of being satisfied by the Final Date;

         (c) if the Company notifies Buyer that the Company intends to accept a Superior Proposal as set forth in Section 7.1(c); or

         (d) if the Board of the Company or any duly authorized committee thereof shall have publicly announced that it has withdrawn or modified in any manner adverse to Buyer its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended a Superior Proposal.

         9.5 Additional Termination Provisions.

         In addition to the termination provisions set forth in this Article 9, the parties acknowledge that this Agreement may also be terminated under the provisions set forth in Section 7.18.

         9.6 Certain Fees Upon Termination and Abandonment.

         (a) If this Agreement shall be terminated pursuant to Sections 9.2(b), 9.3(a), 9.4(c) or 9.4(d), then the Company will pay Buyer (provided the Company was not entitled to terminate this Agreement pursuant to Section 9.3(b) or 9.3(c) at the time of such termination, in which case no such fee will be payable) a termination fee equal to $2,000,000 plus reimbursement of out-of-pocket fees, costs and expenses of the Buyer incurred in connection with this Agreement in the amount of $750,000 (regardless of the actual amount of such expenses).

         (b) If this Agreement shall be terminated pursuant to Section 7.18, 9.4(a) or 9.4(b), then the Company will pay Buyer (provided the Company was not entitled to terminate this Agreement pursuant to Section 9.3(b) or 9.3(c) at the time of such termination, in which case no such fee will be payable) reimbursement of expenses in the amount of $750,000 (regardless of the actual amount of such expenses). In addition, if within 12 months of any termination hereof that results in such reimbursement of expenses in the amount of $750,000 being paid, the Company consummates an Acquisition Proposal transaction with a third party, then the Company will pay Buyer an additional termination fee of $2,000,000.

         (c) If this Agreement shall be terminated pursuant to Section 9.3(b) or 9.3(c), then Buyer will pay the Company (provided that Buyer was not entitled to terminate this Agreement pursuant to Section 9.4 or Section 7.18 hereof at the time of such termination, in which case no such fee will be payable) reimbursement of expenses in the amount of $750,000 (regardless of the actual amount of such expenses).

         (d) Notwithstanding anything to the contrary in this Agreement (other than in the case of a willful breach), each of Buyer and the Company expressly acknowledges and agrees that, with respect to any circumstances where a fee or reimbursement expenses are payable in accordance with Section 9.6(a), Section 9.6(b) or Section 9.6(c), as the case may be, the payment of a fee or reimbursement expenses shall constitute liquidated damages with respect to any claim for damages or any other claim which Buyer or the Company, as the case may be, would otherwise be entitled to assert against the Company or any of the Company Subsidiaries or Buyer, as the case may be, or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members, affiliates or stockholders, with respect to this Agreement and shall constitute the sole and exclusive remedy available to Buyer or the Company, as the case may be. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement in circumstances where a fee or reimbursement expenses are payable in accordance with Section 9.6(a), Section 9.6(b) or Section 9.6(c), as the case may be, the right to payment under any of such subsections of Section 9.6: (i) constitutes a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement pursuant to said section, and
(ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing (other than in the case of a willful breach). Except for nonpayment of the amounts set forth in Section 9.6(a), Section 9.6(b) or Section 9.6(c), as the case may be, each of Buyer and the Company hereby agrees that, upon any termination of this Agreement in circumstances where a fee or reimbursement expenses are payable in accordance with Section 9.6(a), Section 9.6(b) or Section 9.6(c), as the case may be, in no event (other than in the case of willful breach), shall Buyer or the Company, as the case may be, (A) seek to obtain any recovery or judgment against the Company or any of the Company Subsidiaries or Buyer, as the case may be, or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members, affiliates or stockholders, or (B) be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

         (e) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Article 9 and Section 7.7 and except for the provisions of Sections 10.3, 10.4, 10.5, 10.6, 10.8, 10.9, 10.12, 10.13 and 10.14, and except to the extent that such termination results from a willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         9.7 Extension; Waiver. At any time prior to the Effective Time, either the Company or Buyer, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10

                               GENERAL PROVISIONS

         10.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger, provided, however, that the agreements contained in Article 4, the last sentence of Section 7.5, Section 7.6, Section 7.7, and this Article 10 shall survive the Merger.

         10.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

                                    If to Buyer:

                                         Marc R. Halle
                                         FountainGlen Properties LLC
                                         c/o Prudential Real Estate Investors
                                         8 Campus Drive
                                         Parsippany, NJ 07054
                                         Facsimile: (973) 734-1475

                                    With a copy to:

                                         Jay L. Bernstein, Esq. and
                                         Greg Radke, Esq.
                                         Clifford Chance Rogers & Wells LLP
                                         200 Park Avenue
                                         New York, NY 10166-0153
                                         Facsimile: (212) 878-8375

                                    If to the Company:

                                         Glenn L. Carpenter
                                         Pacific Gulf Properties Inc.
                                         4220 Von Karman Avenue
                                         Newport Beach, CA 92660
                                         Facsimile: (949) 223-5034

                                    With a copy to:

                                         Dhiya El-Saden, Esq.
                                         Gibson, Dunn & Crutcher LLP
                                         333 South Grand Avenue
                                         Los Angeles, CA 90071
                                         Facsimile: (213) 229-7520

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

         10.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 7.8 (the "Third Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

         10.4 Entire Agreement. This Agreement, the Exhibits, the Company Disclosure Letter and the Buyer Disclosure Letter and any documents or side letters delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         10.5 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after the obtaining of the Company Shareholder Approval and prior to the filing of the Articles of Merger with the SDAT of Maryland and the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the DLLCA; provided, however, that after such Company Shareholder Approval is obtained, no amendment shall be made which requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflict of laws, except that the validity of the Merger shall be governed by the MGCL and the DLLCA. Each of the Company and Buyer hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Maryland and of the United States of America located in the State of Maryland (the "Maryland Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Maryland Courts and agrees not to plead or claim in any Maryland Court that such litigation brought therein has been brought in an inconvenient forum.

         10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         10.9 Interpretation.

         (a) In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         (b) Any item or matter disclosed in a particular Schedule of the Company Disclosure Letter or the Buyer Disclosure Letter, as the case may be, shall be deemed disclosed in all other Schedules of such Disclosure Letter.

         10.10 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 10.5, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         10.11 Incorporation. The Company Disclosure Letter and the Buyer Disclosure Letter and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         10.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Maryland court, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.14 Definitions. As used in this Agreement, the following terms have the meanings set forth:

         "Affiliate" of a person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

         "Applicable Law" means shall mean any statute, law, regulation, rule or ordinance of any Governmental Entity applicable to the Company or Buyer or any Company Subsidiaries or any Company Properties.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Governmental Entity" means any United States federal, state or local governmental, regulatory or administrative agency or any court.

         "knowledge" or "best knowledge" of the Company and the Company Subsidiaries means the actual knowledge of Glenn L. Carpenter, Donald G. Herrman, Angela Wixted, Kimberly Solbakk and Curtis Miller, in each case, with no implied duty of inquiry.

         "Long-Term Indebtedness" means, as of the Closing Date, any indebtedness of the Company for borrowed money, including the current portions thereof, and any liability of the Company that, in accordance with GAAP based on the accrual method of accounting consistent with the Company's past practices, is required to be reflected on the Company's financial statements as a liability on the Closing Date. Long-Term Indebtedness excludes any construction loan indebtedness and accrued retention payables which are included in the Equity Differential or the Deposit Differential calculation in Section 4.1(a) and excludes any liability otherwise counted as a current liability under the definition of Net Working Capital.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                                               FOUNTAINGLEN PROPERTIES LLC


                                               By: /s/ MARC R. HALLE
                                                   -----------------------------


                                               PACIFIC GULF PROPERTIES INC.


                                               By: /s/ GLENN L. CARPENTER
                                                   -----------------------------
                                                   Glenn L. Carpenter
                                                   Chairman and Chief Executive
                                                   Officer


                                               By: /s/ DONALD G. HERRMAN
                                                   -----------------------------
                                                   Donald G. Herrman
                                                   Executive Vice President and
                                                   Chief Executive Officer